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                                                                     Exhibit 4.7


                                Lloyds Bank PLC
                      Business Loan Agreement (Corporate)


We Lloyds Bank PLC of Beach House, 28/30 Wimborne Rd., Poole, Dorset offer you BHC Aerovox Ltd. (company registered number 2775957 and referred to in this agreement as the "Customer") of 20-21 Cumberland Drive, Weymouth, DT4 9TE, a loan on the following terms and conditions and where this agreement includes any optional wording (as noted by a box or an asterisk) the wording marked with an "X" or with a tick or, as appropriate, the wording not deleted shall apply.

SPECIFIC TERMS AND CONDITIONS

THE LOAN

The maximum amount of the loan (excluding any amounts of interest that will be added to the loan if the agreement provides for this) shall be (pound)500,000. The amount is to be used for refinance and may be borrowed in one amount on or before June 30, 1999 or such later date as the Bank may agree. Any amount which has not been borrowed by the agreed date will be cancelled. The proceeds of the loan will be credited to the Customer's current account. Unless the Bank agrees otherwise, no drawing may be made until all the PRECONDITIONS set out below have been satisfied.

PRECONDITIONS AND SECURITY

Unless received by the Bank prior to the date on which this agreement is signed by the Bank, the Bank is to receive in form and substance acceptable to the Bank the security (if any) listed in the Security Schedule to this agreement together with such evidence as the Bank may require to confirm the value of such security and to confirm that such security is fully effective, and the documents, evidence or other requirement of the preconditions (if any) set out in the Preconditions Schedule to this agreement.

FEES AND COSTS

The Customer shall pay any costs and expenses incurred by the Bank is assessing the loan, in the preparation of this agreement and in the preparation, valuation, taking or release of any guarantee or security at any time given in connection with this agreement. In particular the following charges shall be paid to the Bank by the Customer on demand by the Bank. These charges are to be paid even if the loan is not drawn down.

                    Valuation Fee(Pounds)1,468.75

An arrangement fee is also payable. This fee shall be paid to the Bank by the Customer as

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follow:

       (Pounds)5,000 on the date of the first drawing under this agreement

As mentioned in clauses 3 & 6 of the General Terms and Conditions of this agreement, other costs to the Customer may arise in connection with the loan.

INTEREST

The rate of interest payable on the loan will be Base Rate plus 1.75% per annum, currently 7% per annum in total.

(i) References in this agreement to Base Rate mean the Bank's Base Rate from time to time. This rate will be displayed in the branch of the Bank where the Customer's account is held and may be varied (either up or down) by the Bank at any time.
(ii)   Fixed rate - Not applicable.
(iii)  Interest shall be added to the loan.
(iv) If the Customer fails to pay any amount payable under this agreement when due the rate of interest may be increased in accordance with clause 6.3 of the General Terms and Conditions of this agreement.

REPAYMENT

The loan is payable by 120 consecutive monthly instalments representing principal and interest commencing one month after drawdown. The amount of these instalments will vary with changes in the interest rate and the number of days in the month. If the full amount of the loan is not borrowed the amounts of the instalments detailed above will be reduced accordingly.

EARLY REPAYMENTS

As mentioned in clause 2 of the General Terms and Conditions of this agreement, the loan may be repaid early. On the date of each early repayment the Customer shall pay to the Bank a fee equal to (Pound)0.

PERIOD OF OFFER

This agreement shall come into effect only if the Bank receives from the Customer and finds in order a signed copy of this agreement on or before May 31, 1999.

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GENERAL TERMS AND CONDITIONS

Use of Loan Proceeds

1.1 Unless the loan is only for working capital or general business purposes, each amount borrowed shall be held in trust for the Bank until used for the purpose stated in the Specific Terms and Conditions of this agreement.

Repayment

2.1 The Customer will repay the loan on the dates, and in the manner set out in the Specific Terms and Conditions of this agreement.

2.2 Unless interest on the loan is then being calculated at a margin over a fixed rate of interest quoted by the Bank's Treasury Division, the Customer may at any time after giving at least 7 days' notice to the Bank make early repayment of all or any part of the loan but no amount repaid early may be borrowed again. Each early repayment of part of the loan must be of at least (Pounds) 2,000 and will be applied to reduce subsequent repayments proportionately unless the Customer gives notice to the Bank to apply the early repayment to the then latest scheduled repayment installment(s) so as to reduce the term of the loan.

2.3 At any time interest on the loan is being calculated at a margin over a fixed rate of interest quoted by the Bank's Treasury Division, the Customer may at any time after giving at least 7 day's notice to the Bank make early repayment of all (but not part) of the loan. The loan may not be borrowed again once it has been repaid.

2.4 Should a fixed rate of interest apply to the loan and the Customer not drawdown the loan on the date at any time agreed or, for any reason, repay or be required to repay the loan or any part of the loan other than in accordance with the terms of clause 2.1 above, the Customer shall, in addition to any fee that may be specified in the Specific Terms and Conditions of this agreement, pay to the Bank immediately on demand any cost or loss to the Bank which in the Bank's opinion results from such action. Such cost or loss will include, but will not be limited to:

     (a) Any loss or expense sustained or incurred by the Bank in repaying or re-employing deposits acquired by the Bank at a fixed rate of interest in order to make or maintain the loan, and

    (b) Any loss or expense sustained or incurred by the Bank in respect of any agreement it has entered into to compensate for the potential cost to the Bank of on-lending at a fixed rate of interest deposits acquired by the Bank at a variable rate of interest in order to make or maintain the loan, including any loss or expense sustained or incurred by the Bank:

          (i) In fulfilling or terminating any obligation it may have under any such agreement: and

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          (ii) In entering into and fulfilling any obligation it may have under any other agreement it may enter into to offset the cost of continuing such first agreement.

2.5 If the sixth repayment option set out in the Specific Terms and Conditions of this agreement is to apply:

     (a) The Bank may (but is under no obligation) at any time after giving the Customer at least 7 days' notice vary the repayment instalment amount to take account of any change in the rate of interest applicable to the loan, and

     (b) The Bank may, if changes in the rate of interest applicable to the loan are not taken into account by variations in the repayment instalment amount or if for any reason whatsoever any amount remains owing to the Bank on the anticipated final repayment date, require the Customer to continue the repayment instalments until such time as all amounts owing under in connection with this agreement have been repaid in full.

Increased Costs and Changes in Circumstances

3.1 In running its business the Bank and any holding company of the Bank each has to comply with certain regulations and requirements laid down by the Bank of England and other official organisations or bodies as well as the law generally. The rate of interest quoted in the Specific Terms and Conditions of this agreement has been set in the light of how this affects the cost (to the Bank and any such holding company) of the Bank making the loan available at the time the Bank signed this agreement. If, as a result of any new laws, regulations or requirements or any changes in existing ones, the cost to the Bank or any such holding company of the Bank agreeing to make or of making the loan available is increased the Bank may increase the rate of interest charged on the loan to compensate for that extra cost.

3.2 If the rate of interest specified in the Specific Terms and Conditions of this agreement is stated as including liquidity costs, it includes the cost to the Bank of complying with the monetary control requirements of the Bank of England existing at the time the Bank signed this agreement. While in such circumstances it would be the Bank's intention to apply a fixed rate of interest until the Review Date or (if a fixed rate of interest is to apply for the term of the loan) for the term of the loan, liquidity costs may vary from time to time and any variation in liquidity costs may result in a change in the rate of interest payable on the loan. The Bank will determine the liquidity costs on each date interest on the loan is due to be paid by the Customer and, if in the Bank's opinion there is then a material difference (either up or down) in liquidity costs it will promptly advise the Customer of the new rate of interest then to apply to the loan.

3.3 If at any time the currency in which the loan is denominated is due to be or has been converted into the euro or any other currency as a result of a change in law or by agreement between the Bank and the Customer then:

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     (a)       The Bank may in its sole discretion determine and shall notify the Customer in writing of the currency or currency unit in which amounts payable under this agreement shall be paid. After the expiry of 7 days from the date of such notice all payments falling due under this agreement shall be made in such currency or currency unit, and

          (b) (i) the Bank may be giving not less than 21 days' written notice to the Customer change any of the terms applying to the loan but only to the extent that the Bank reasonably considers any such change necessary to take account of differences in market practice or to compensate for increases in costs to the Bank or to any holding company of the Bank arising from or related to such conversion or arising from or related to the introduction of monetary union within the European Union. Any such change shall amend the terms of this agreement upon expiry of such period of notice, and

               (ii) at any time within 21 days of receipts of the Bank's notice the Customer may make early repayment of all (but not part) of the loan without incurring any early repayment fee that might otherwise be payable. Such repayment shall otherwise be in accordance with the terms of clauses 2 and 3.3(a) above.

Representations

4.1  The customer represents that:

     (a) All action required or necessary to authorise its execution of this agreement and the performance of its obligations under and in connection with this agreement has been taken and neither the execution of this agreement nor the performance of the Customer's obligations will constitute or result in any breach of any agreement, law, requirement or regulation,
     (b) No material litigation, Administrative or judicial proceedings are presently pending or threatened against the Customer or any of its subsidiaries,
     (c) There has been no material adverse change in the financial condition of the Customer or any of its subsidiaries since the date of the financial statement received by the Bank prior to the date on which this agreement is signed by the Bank, and
     (d) No Event of Default (as described in clause 6.1 of this agreement) has occurred and is continuing and no circumstance has occurred which, with the giving of notice or the passing of time, could become or cause an Event of Default.

4.2 The Customer shall be deemed to repeat the above representations on each day (with reference to the facts and circumstances then existing) prior to drawdown of the loan and thereafter until all amounts payable to the Bank under this agreement have been

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paid.

Undertakings

Prior to drawdown of the loan and thereafter until all amounts payable to the Bank under this agreement have been paid:

5.1  Neither the Customer nor any of its subsidiaries shall:

     (a) Without the Bank's consent create or allow to be in place any mortgage, charge, or other security interest or encumbrance over the whole or any part of its business or any of the property, income or other assets of its business or enter into any transaction which in the Bank's opinion has a similar effect, or factor or assign any debts, or

     (a) Sell, lease or otherwise dispose or attempt to dispose of the whole or any of the property, income or other assets of its business other than for a full and fair value, or

     (b)  change the nature of its business as it is now conducted, and

5.2 The Customer shall promptly provide the Bank with copies of any financial information that the Bank may form time to time reasonably request including:

     (a) Copies of its financial statement within 150 days of the end of each financial year of the Customer, and

     (b) Copies of its periodic management accounts at such intervals as the Bank may require in a form acceptable to the Bank within 30 days of the end of the period to which they relate. The Bank may at its opinion require such management accounts to incorporate an age-analysis of debtors, a schedule of all tenancies (if any) of all property security existing at the date of the accounts, and/or a breakdown of stock in trade, and

5.3 The customer and each of its subsidiaries shall maintain with reputable underwriters or insurance companies adequate insurance on and over its respective business and assets, such insurance to be against such risks and to the extent usual for persons carrying on a business such as that carried on by the Customer or, as the case may be, by the relevant subsidiary and, from time to time upon the request of the Bank, the Customer shall furnish the Bank with evidence of such insurance, and

5.4 Unless any specific requirements set out in nay Additional Terms and Conditions added to this agreement (which requirements shall take precedence over this clause) the Customer agrees to reduce the loan (in accordance with the terms of clause 2 above) or to provide the Bank with additional security acceptable to the Bank if the ratio of the loan to the value of the security given to the Bank is at any time higher than that applicable on the date this agreement was signed by the Bank and agrees

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     to provide such evidence as the Bank may form time to time require to confirm the value of such security and to confirm that the security remains fully effective.

Default and Termination

     6.1 The events listed in (a) to (i) below are called "Events of Default". As soon as an Event of Default happens or at any time thereafter, by giving notice to the Customer, the Bank may cancel any obligations it has to lend money to the Customer and may also make the loan become repayable on demand. When the loan is repayable on demand, the Customer must repay the loan to the Bank together with all interest, which has accrued on the loan as soon as the Bank requests the Customer to pay these amounts. The Bank may do this at the time the loan becomes repayable on demand or at any later time.

     Events of Default

     (a) The Customer fails to pay when due any indebtedness owed by the Customer to the Bank or fails to comply with any other obligation under or condition of this agreement,
     (b) The Customer fails to pay when due any indebtedness owed by it to another creditor or any creditor of the Customer changes (or obtains the right to change) the original date on which that indebtedness is or was due to be paid to an earlier date as a result of the Customer's failure to comply with obligations in connection with that indebtedness,
     (c) Any representation or statement made by the Customer to the Bank, whether or not in connection with this agreement, proves to have been incorrect or inaccurate when made or deemed made,
     (d) Any person with a legal claim takes possession or a receiver, custodian, trustee, liquidator or similar official is appointed of the whole or any part of the Customer's business of any of the Customer's assets or a petition is presented for the making of an administration order or a judgement, degree or diligence is made or granted against the Customer,
     (e) A petition is presented or an order is made or a resolution is passed for the winding up of the Customer or, the Customer is or becomes insolvent or stops or threatens to stop payment of its debts generally or is deemed by law unable to pay its debts or the directors of the Customer convene a meeting of shareholders or creditors with a view to winding up or the Customer makes or seeks to make any other arrangement or composition with its creditors.
     (f) The customer ceases or threatens to cease to carry on its business in the normal course or fails to maintain or breaches any franchise, licence or right necessary to conduct its business or breaches any legislation relating to its business, including but not limited to any applicable environmental protection laws.
     (g) The persons who now control the Customer cease to have control of the Customer,
     (h) Any guarantee, other security or other document or arrangement relied upon by the Bank in connection with the loan ceases to be continuing or ceases to remain fully effective or if the Bank reasonably believes that the effectiveness of any such

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          document or arrangement is in doubt or if any provision such document or arrangement is not complied with for any reason,
     (i) any of the above events occur or a similar circumstance arises in relation to any parent of subsidiary of the Customer or any guarantor of or other provider of security for the loan or, it any individual provides any guarantee or other security for the loan, a petition is presented for a bankruptcy order against any such individual or an application is make in connection with a proposal to creditors for a voluntary arrangement by any such individual or any such individual dies or becomes incapable of managing his or her affairo by reason of mental disorder, or
     (j) the Customer fails to disclose to the Bank any important information that is relevant to the loan or the security required or the Customer undertakes or is subject to any action or occurrence which the Bank reasonably believes could place at risk the payment of any amount owing to the Bank.

6.2 If any Event of Default happens or anything happens that might lead to an Event or Default, the Customer shall inform the Bank immediately.

6.3 If any amount payable in respect or this agreement is not paid when due (including any amount payable under this clause 6) the Customer shall pay interest on that amount at the default rate from the date on which the amount was due until it is paid to the Bank. Interest, if unpaid, shall be added to the amount in default at monthly intervals. The default rate shall be the rate determined by the Bank to be 3% amount higher than the rate of interest specified in the Specific Terms and Conditions of this agreement that would normally apply.

6.4 The Customer shall indemnify the Bank against any cost incurred or losses sustained by the Bank as the result of any Event of Default happening or any failure by the Customer to pay any amount demanded by the Bank as a result of an Event of Default.

6.5 The Customer shall also pay any costs and expenses incurred by the Bank in enforcing or perfecting any security for the loan and in enforcing or preserving its right under this agreement.

Other

7.1 This agreement shall be construed and have effect in accordance with the applicable law and in subject to the jurisdiction of the Courts in the jurisdiction of the applicable law. The applicable law will be the laws of England and Wales or the laws of Scotland; at will be the governing law of the country in which the branch or office of the Bank given at the heading of this agreement is situated on the date this agreement is signed by the Bank. The Bank may take action against the Customer in any other jurisdiction where proceedings may be lawfully commenced.

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        7.2  If at any time the Bank delays exercising any of the rights it has under this agreement or exercises only part of those rights it will still have the right to exercise all or any of those or any other rights at any later time.

        7.3 If any drawing of the loan or if any payment becomes due from the Customer on a day which is not a business day then the amount concerned will be drawn or, as the case may be, will become payable on the next business day. A business day is a day other than a Saturday or a Sunday on which banks in the jurisdiction of the applicable law are open for normal business.

        7.4 The Bank may use any credit balance there may be on any of the Customer's accounts towards; payment of any amounts owed by the Customer to the Bank under this agreement without notifying the Customer beforehand whether such credit balances are in sterling or any other currency or are deposited for fixed or determinable periods.

        7.5 Unless otherwise agreed by the Bank the Customer shall at all times during the term of this agreement keep a current account with the Bank and all amounts from time to time due to the Bank under this agreement may be debited to that account. The Customer shall keep enough money in the current account (or ensure that there are sufficient funds available within any agreed overdraft) to meet all such payments as they become due.

        7.6 Any security given to the Bank (whether given before the date on which this agreement is signed by the bank or at any time in the future and whether or not specified in this agreement) shall, unless otherwise agreed by the Bank, be security not only for the loan but also for all other moneys and liabilities whether certain or contingent at any time due, owing or incurred to the Bank by the Customer.

        7.7 Members of the Lloyds TSB group may transfer information regarding the Customer among themselves and to their auditors for the time being but not further or otherwise without the Customer's prior written consent unless such information is in the public domain or unless required by law so to do.

        7.8 This agreement and all communications from the Customer to the Bank in connection with this agreement and the loan (all off which are to be sent in writing to the Bank) shall be signed on behalf of the Customer in accordance with the mandate given by the Customer to the Bank.

        7.9 Any change to this agreement that is not permitted in this agreement must be made in writing and be signed by both the Bank and the Customer.

        7.10 The Specific Terms and Conditions and General Terms and Conditions of this agreement together with any Additional Terms and Conditions attached to this agreement shall be read and construed as one agreement.

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        7.11 References in this agreement to:

        (a) The "Bank" means and includes Lloyds bank Plc and its successors and assigns.

        (b) "control" shall have the meaning given to it in Section 840 of the Income and Corporation Taxes Act 1988 or any amendment to or restatement of that Act for the time being in force.

        (c) "financial statement" means at any particular time the latest consolidated balance sheet and profit and loss account (being audited or signed by an independent accountant if so required by law or by the Bank at any time and being prepared on the same basis and in accordance with the same accounting principles as the latest such balance sheet and profit and loss account received by the Bank prior to the date on which this agreement is signed by the Bank) of the Customer and its subsidiaries together with the notes to both,

        (d) "loan" means, at any particular time, the total amount which may be borrowed by the Customer under this agreement or, if appropriate, the total amount which has been debited to the loan account and remains outstanding at such time.

        (e) "month" means calendar month except that, when the rate of interest is quoted as "per month", it means one twelfth (1/12th) of a year, and

        (f) "parent" and "subsidiary" shall have respectively the meaning given `parent undertaking' and `subsidiary undertaking' in Section 258 of the Companies Act 1985 or any amendment to or restatement of that Act for the time being in force.


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                            Preconditions Schedule

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                               Security Schedule

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First Legal Mortgage Over Freehold and Leasehold Properties
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                              Repayment Schedule

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Date                     Amount         Date                       Amount

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The Customer acknowledges receipt of a copy of this agreement and, in consideration of the Bank agreeing to grant the loan, agrees to the Specific Terms and Conditions and to the General Terms and Conditions set out above * and to the attached Additional Terms and Conditions (Forms numbered 1321 and 1322)/. The Customer also acknowledges that this agreement comprises all the terms which is not set out in this agreement and, in deciding to enter into this agreement and to proceed with any transaction or project for which the loan has been sought, has not received or relied upon any advice given by the Bank.

Signed for and on behalf of the Customer by         Signed for and on behalf of the Bank by

Graham Yates                                        Neil Cullum
------------                                        ------------
* Director                                          * Manager

and by                                              Date 15/4/99

Signed for and on behalf of the Customer by

Julian Boardman
---------------
* Director
at Weymouth

Date 22/4/99

This agreement creates legal obligations. Before signing you may wish to take
--------------------------------------------------------------------------------
independent advice.
------------------

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                        Additional Terms and Conditions
                         Property Security Requirement
                              (Business Mortgage)


When this document has been signed by both Lloyds Bank Plc (the "Bank") and BHC Aerovox Ltd. (the "Customer") the following terms and conditions will be added to those terms and conditions set out in the BUSINESS LOAN AGREEMENT entered into between the Bank and the Customer which was signed by the Bank on April 15, 1999 (the "Agreement"). These Additional Terms and Conditions shall apply for as long as any moneys are owing to the Bank or the Bank in under any obligation under the Agreement.

Definition of "Property"

     1.1 The expression "Property" when used in these Additional Terms and Conditions means the freehold and/or leasehold property that is to be used (or is then being used) as security by agreement between the Bank and the Customer.

Conditions to be met prior to drawing

2.1 No drawings may be made under the Agreement until the Bank has received the following in form and substance acceptable to it and at the Customer's expense:

     (a) a valuation of each Property to be charged to the Bank prepared in accordance with clause 3.1 of these Additional Terms and Conditions,
     (b) a satisfactory report on title to each Property from the Bank's solicitors
     (c) confirmation that each Property is insured with insurers acceptable to the Bank, for an amount and against such risks as the Bank may require, and
     (d) any other information concerning the Property or the Customer as the Bank may reasonably require including, without limitation, any schedule required by clause 4.2 of these Additional Terms and Conditions.

     2.2 The Bank shall have the right upon receipt of the documents referred to in clause 2.1 above to cancel its obligation to grant the loan or reduce the amount of the loan or to amend the terms and conditions upon which the loan is offered if the content of the documents is not fully acceptable to the Bank.


Security

     3.1 The Bank has the right to require from time to time, at the expense of the Customer, a valuation of any Property. Each valuation shall be prepared by professional valuers acceptable to and reporting to the Bank on a basis acceptable to the Bank. If at any time the Bank determines (as a result of any valuation received) that the total amount owing to the Bank by the Customer in connection with the Agreement exceeds 65%

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          of the aggregate value of the Property charged to the Bank (after taking into account any amounts owing ranking in priority to amounts owing to the Bank) the Customer shall promptly either (i) charge additional Property with a value which in the Bank's opinion will restore the Bank's security value requirements, or (ii) reduce the amounts owing by such an amount as shall be necessary to restore the security value requirements.

     3.2. The Customer may at any time substitute any Property charged to the Bank with alternative Property if the alternative Property has a value at least equal to the value of the Property to be released. When the Bank is satisfied that the alternative security is fully effective it will discharge the security being substituted.

     Undertakings

     4.1 Where the purpose stated in the Specific Terms and Conditions of the Agreement involves building works or works enabling building works affecting any Property, the Customer agrees that promptly upon request by the Bank at any time the Customer shall:

          (a) provide the Bank with evidence in a form acceptable to the Bank that the Customer has obtained all necessary permissions and approvals for the proposed works and has entered into (in a form of contract acceptable to the Bank) all contracts necessary for the due completion of the proposed works. The Customer will at all times ensure that any other party to any such contract (whether or not such contract has been provided to the Bank) complies with the contract in accordance with its terms. The Customer shall not, without the consent of the Bank agree to any modification in the terms of any contract which has been provided to the Bank, or terminate any such contract or stop work on any proposal works prior to completion of the works, and (b) provide to the Bank confirmations (each in a form and from a party acceptable to the Bank) of all expenditure on the works. The Bank may refuse to permit any drawing of the loan if the total of all drawings made under this agreement in respect of the works exceeds the total expenditure detailed in the confirmation.

     4.2  The Customer shall supply to the Bank:

          (i) at the time each Property is accepted by the Bank as security, schedules in a form and substance acceptable to the Bank of all tenancies of that Property existing at the date of the schedule and the Customer shall update each schedule at intervals of not less than 6 months. No schedule will be required for any Property that is fully occupied by the Customer, and
          (ii) upon request, a written authority for any third party connected with any Property to disclose to the Bank information about the Property.

Default

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5.1  The following shall be included as an Event of Default:

     any tenant or group of tenants of any Property fails in arrears with payments of rent or there is an adverse change in the financial condition of any tenant, in either case to an extent which the Bank believes could place at risk the payment of any amount owing to the Bank.

Costs

6.1 The Customer shall pay to the Bank on demand any costs and expenses incurred by the Bank which are stated in these Additional Terms and Conditions to be at the Customer's expense.


Signed for and on behalf of the Customer by


Graham Yates
Director

and by

Julian Boardman
Director

at Weymouth, April 22, 1999


Signed for and on behalf of the Bank by

Neil Cullum
Manager

April 15, 1999

                        Additional Terms and Conditions
                              Financial Covenants


When this document has been signed by both Lloyds Bank Plc (the "Bank") and BHC Aerovox Ltd. (the "Customer") the terms and conditions below marked with an "X" or with a tick will be added to those terms and conditions set out in the BUSINESS LOAN AGREEMENT which was signed by the Bank on April 15, 1999 (the "Agreement"). These Additional Terms and Conditions shall apply for as long as any moneys are owing to the Bank under the Agreement or the Bank is under any obligation under the Agreement.

The Customer shall maintain Net Worth at not less than (pound)4,250,000 with effect from December 12, 1998 and shall ensure that Net Worth increases annually by not less than (pound)0 as a result of profits retained.

The Customer shall not permit the Net Borrowing of the Customer and (in the case of a Customer which is a company) its subsidiaries to exceed 75 per cent of Net Worth.

The Customer shall not permit the total interest paid and payable shown in any financial statement or in any management accounts provided by the Company to exceed 40 per cent of the profit before taxation and interest paid and payable as shown in those accounts.

The Customer shall not permit the total principal repayments and interest paid and payable shown in any financial statements or in any management accounts provided by the Customer to exceed 65 per cent of the profit before taxation, depreciation and interest paid and payable as shown in those accounts.

The expression:

Net Borrowing shall include all borrowed moneys and all liabilities and indebtedness, whether or not then due, under acceptance credits and hire purchase, instalment credit, equipment leasing or similar agreements, any amount guaranteed and all other actual or contingent liabilities but excluding trade debts and liabilities for the payment of tax, less all freely available cash balances and credit balances with banks.

Net Worth shall mean at any particular time:

the aggregate of the amount paid up on its issued share capital and the consolidated distributable and non-distributable reserves of the Customer and its subsidiaries but (i) after deducting the total of any debit balance on profit and loss account and the book value of goodwill and any other intangible assets, and (ii) excluding any minority interests in subsidiaries and any increase in the valuation of assets subsequent to the date of the financial statement.

current assets and current liabilities shall be calculated in accordance with generally accepted accounting principles and, in the case of a Customer which is a company, shall relate to the Customer and its subsidiaries, and profit before taxation shall exclude credit items of an extraordinary nature and credit items of an exceptional nature unless taken into account at the Bank's discretion for the purpose of any relevant calculation.

If the Customer is a company, subsidiary shall have the meaning set out in the Agreement. During any period in which the Customer does not have a subsidiary, all references to subsidiaries and consolidated shall be ignored and the relevant text read and construed accordingly.


Signed for and on behalf of the Customer by:

Graham Yates
Director

and by

Julian Boardman
Director

at Weymouth, April 22, 1999



Signed for and on behalf of the Bank by:

Neil Cullum
Manager

April 15, 1999

Dated                                        19________________________________





BHC AEROVOX LIMITED

                                      AND

                            LLOYDS BOWMAKER LIMITED



              __________________________________________________


                              CHARGE over equipment
               to secure a loan of(pound)500,000 and all moneys

              __________________________________________________

THIS FIXED CHARGE is made on the     day of                    19
BETWEEN BHC AEROVOX LIMITED (Company No. 2775957) whose registered office is at 20-21 Cumberland Drive, Granby Industrial Estate, Weymouth, Dorset DT4 9TE ("the Borrower") and LLOYDS BOWMAKER LIMITED whose registered office is at 51 Holdenhurst Road, Bournemouth BH8 8EP ("LB")

IN CONSIDERATION of LB lending to the Borrower the sum ("the Loan") referred to in the First Schedule hereto on terms as to repayment of capital and payment of interest as appears in the said First Schedule it has been agreed that the Borrower shall give security to LB as is hereinafter mentioned as well for moneys (if any) now owing as for any moneys which may hereafter during the continuance of this security become owing by the Borrower to LB

THIS DEED WITNESSED AS FOLLOWS:-

1. The Borrower with full title guarantee charges by way of first fixed charge the property more particularly described in the Second Schedule hereto (the Charged Property") with payment to LB pursuant to the terms on which each sum was or will be advanced or in the absence of any such terms upon demand of all and every sum or sums of money for which these presents are declared to be a security.

2. These presents shall be a security to LB for the payment to LB and discharge of all moneys and liabilities now or hereafter due from or incurred by the Borrower to LB in any manner whatever and whether actually or contingently alone or jointly with any other parties and whether as principal or surety (including without prejudice to the generality of the foregoing advances made or other financial assistance rendered and all liabilities on Bills of Exchange and promissory notes and other instruments and guarantees and other obligations of all kinds and including obligations of the Borrower which may be assigned to LB and whether before or after the creation of this security together with in respect of each advance or rendering of assistance by LB such interest (if any) payable at such rate and on such dates as shall have been or shall be agreed upon between the Borrower and LB at the time of each advance or rendering of financial assistance).

3. The Borrower shall not without the consent in writing of LB part with possession of the Charged Property or create or permit to come into being any encumbrance, hiring, mortgage, charge, sale, disposition or lien in respect of the Charged Property.

4.   The Borrower HEREBY CONVENANTS with LB as follows:-

     (a) To pay to LB the Principle Amount ("the Principal Amount") shown in the First Schedule hereto and Business Security Cover Insurance Premium (if any) together with interest thereon at the times and in the amounts stated in the said First Schedule

     (b) To pay to LB all other moneys from time to time owing to LB on such dates as shall have been or shall be agreed upon between the Borrower and LB or in the event of no date for the payment of any moneys having been so agreed to pay such moneys forthwith on demand by LB.

     (c) At all times during the continuance of this security to keep the Charged Property insured (as far as it is possible to insure) against loss or damage by fire, theft, accident or any other cause whatsoever to its full value and to pay all premiums necessary for effecting and keeping up such insurance and on demand in writing to produce to LB the policy or policies of such insurance and the receipt for every such payment of premium. The Borrower shall notify the insurer of the interest of LB in the Charged Property and shall cause the insurer to issue a note or memorandum that such interest has been noted by the insurer on the policy of insurance. If default shall be made at any time by the Borrower in effecting and keeping up such insurance it shall be lawful for LB to insure and keep insured the Charged Property to its full value and any moneys expended by LB for such purpose together with interest thereon at the rate specified in clause 9 from the time of such moneys having been expended by LB shall on demand be repaid by the Borrower and until such repayment shall be charged on the Charged Property. The Borrower will not create any mortgage or charge over the policy or policies of such insurance nor assign the benefit thereof nor the benefit of the insurance proceeds during the continuance of this security. The Borrower will not assign to any other person its right to cancel the policy or policies of such insurance.

     (d) At all times during the continuance of this security to keep the Charged Property in good repair and proper working order and in a condition satisfactory to LB and to permit LB from time to time to enter on the premises where the Charged Property may then be and view and inspect and take an inventory thereof.

5. The whole of the moneys payable or to become payable hereunder or secured hereby plus interest and late payment interest accrued but unpaid (if any) plus an amount equal to three months' interest on the Principal Amount calculated at the rate of 5 per cent above Finance House Base Rate from time to time current (or in the event of the period of the Loan having at such date less than three months to run an amount equal to interest for such period on the Principal Amount calculated at the rate aforesaid) shall immediately become due and payable on demand.

(a) if the Borrower shall fail to make payment of the due date therefor of any moneys hereby covenanted to be made or

(b) if default be made by the Borrower in the observance or performance of any of the covenants or obligations herein expressed or implied (other than for payment of moneys), or

(c) if default be made by the Borrower in the terms upon which any moneys were advanced or provided to the Borrower by LB, or

(d) if a petition for an Administration Order is presented in respect of the Borrower, or

(e) if a receiver or a receiver and manager shall be appointed over all or any part of the assets or undertaking of the Borrower or any guarantor or indemnifier of the Borrower's obligations hereunder, or

(f) if an administrative receiver shall be appointed in respect of the Borrower, or

(g) if an order shall be made or a resolution passed for the winding up of the Borrower or any guarantor or indemnifier of the Borrower's obligations hereunder (other than for the purposes of reconstruction or amalgamation on terms previously approved by LB), or

(h) if the Borrower or its servants or agents shall do or suffer any act or thing which in the opinion of LB is prejudicial to the security hereby created, or

(i) if a distress or execution is levied or issued or diligence is executed against any of the Borrower's chattels or property and is not paid out within 7 days, or

(j) if the Borrower shall be in default in payment under any loan hire-purchase rental or conditional sale agreement or other credit facility provided by LB or by any subsidiary (within the meaning of section 736 of the Companies Act 1985) from time to time of LB

(k) if the Borrower shall cease or threaten to cease to carry on the whole or a substantial part of its business or (without the prior written consent of LB) shall dispose or threaten to dispose of the whole or a material part of its undertaking or assets, or

(l) if the Borrower shall enter into any arrangement with its creditors, or

     (m) if any part of the Changed Property shall be stolen or so damaged as to be a total loss or a constructive total loss, or

     (n) if any of the events specified in this clause 5 shall occur (mutatis mulandis) in relation to a surety or holding company (as defined in section 736 Companies Act 1985) of the Borrower, or

     (o) if any other event the occurrence of which has been or may be agreed between the Borrower and LB as enabling LB to make demand for the whole or any part of the moneys payable or to become payable hereunder shall occur

     And in each case LB may do all or any of the following things:-

     (i) Take immediate steps to realise its security and to sell the Charged Property either with or without taking possession of the same and either by public auction or private contract and on such conditions as LB shall deem proper (including a provision that the purchase price is payable by instalments) without being responsible for any loss occasioned thereby and without the restriction imposed by section 103 of the Law of Property Act 1925.

     (ii) Appoint in writing under the hand of a Director or Authorised Signatory of LB or under the seal of LB any person or persons whether an officer of LB or not to be a Receiver or Receivers in respect of all or any part of the Charged Property (if more than one person is so appointed all such persons may act severally as well as jointly with the others of them)

6. (1) A Receiver or Receivers appointed pursuant to clause 5 hereof or pursuant to any other power possessed by LB shall be the agent(s) of the Borrower for all purposes and shall have power.

          (a) to sell let deal with and take possession of the Charged Property or any part thereof (including a provision that on the sale of the Charged Property or any part thereof the purchase price may be payable by instalments) and to carry any such sale into effect by conveying or assuring the Charged Property or any part thereof in the name and on behalf of the Borrower and

          (b) to make such alterations additions repairs and improvement to the Charged Property as he or they shall think fit and

          (c) to obtain such licenses permits permissions and consents in respect of the Charged Property as he or they shall think fit or desirable in order to protect the same or for the purpose of selling disposing of or dealing with the same, and

          (d) to take any proceedings in relation to the Charged Property or any part thereof in the name of the Borrower or otherwise as may seem expedient including proceedings for the collection of rentals in arreas at the date of his or their appointment, and

          (e) to enter into any agreement or make any arrangement or compromise as he or they shall think fit in respect of the Charged Property, and

          (f) to insure the Charged Property or any part thereof in such manner as he or they shall think fit or as LB shall from time to time direct, and

          (g) to appoint managers agents (which may be or include LB) solicitors values contractors officers servants workmen and others for any of the aforesaid purposes at such remuneration and for such periods as he or they may determine, and

          (h) to do all such other things as may be incidental to or as he or they may think conducive to the realization of LB's security, and

          (i) to raise moneys upon such terms and at such rate of interest as he or they may decide and upon the security of the Charged Property (which is hereby changed with the payment thereof) for the purposes of doing all or any of such things as aforesaid

PROVIDED ALWAYS that nothing herein contained shall make LB liable to any such Receiver or Receivers as aforesaid in respect of his or their remuneration costs charges or expenses or otherwise and PROVIDED FURTHER that the Borrower shall be solely responsible for the acts or defaults of the Receiver or Receivers.

     (2) The Borrower irrevocably appoints any Receiver or Receivers appointed hereunder to be the Attorney(s) of the Borrower to do any act or execute and deliver any deed or document for all or any of the purposes mentioned in sub-clauses (1) of this clause and the powers conferred by this clause shall be in addition to all powers given by statute to LB or to any such Receiver. Without prejudice to the generality of the foregoing the Borrower hereby covenants with LB and separately with each such Receiver that if required so to do the Borrower will ratify and confirm all transactions entered into by the Receiver or Receivers or by the Borrower at the instance of the Receiver or Receivers in the exercise or purported exercise of the powers of the Receiver or Receivers and the Borrower irrevocably

          Acknowledges and agrees that the said power of attorney is (inter alias) given to the Receiver or Receivers to secure the performance of such obligation to ratify and confirm owed to him or them by the Borrower.

     (3) The net proceeds of sale disposal dealing or realization and all monies got in by any such Receiver or Receivers shall be applied by the Receiver or Receivers subject to the claims of all secured or unsecured creditors (if any) in ranking in priority to this Chargo:-

          FIRST in payment of all costs charges and expenses of and incidental to the appointment of the receiver or receivers and the exercise by him or them all or any of the powers as aforesaid including the remuneration of the receiver or receivers at a rate or of an amount to be agreed by LB;

          SECONDLY In or toward payment to LB of arrears of interest,

          THIRDLY in or toward payment to LB all other moneys owing to LB;

          FOURTHLY in or towards payment of any other moneys and liabilities secured hereby and it he event of the shortfall in such proportions as he or they shall think fit; and

          FIFTHLY any surplus shall be paid to the persons or persons entitled thereto.

7. The Borrower agrees to indemnify LB and as a separate covenant any Receiver or Receivers appointed hereunder against all existing and future rents rates taxes duties charges assessments impositions and outgoings whatsoever (whether imposed by deed or statute or otherwise and whether of the nature of capital or revenue) now or at any time payable in respect of any freehold or leasehold premises on or in which the Charged Property may be situated or by the owner or occupier of such premises. If any such sums shall be paid by LB or by any Receiver or Receivers the same shall be reimbursed by the Borrower on demand with interest at the rate specified in clause 9 hereof from the date of payment by LB or by any Receiver or Receivers until the date of reimbursement by the Borrower and until reimbursement by the Borrower the Charged Property shall be charged with the said sums with interest but LB shall not be deemed to have taken possession of the Charged Property or of any freehold or leasehold premises in which the Charged Property may be situated by reason of such payments.

8. LB may at any time after appointing a Receiver or Receivers or entering into possession of all or any part of the Charged Property under the power herein contained remove such Receiver or Receivers (or any of them) or relinquish such possession on giving notice to the Borrower. If LB removes any such Receiver then it may (but shall not be bound to do so) appoint another in his stead.

9. All costs including Value Added Tax and disbursements (on an indemnity basis) of any legal proceedings and any other action to enforce the terms of these presents shall be paid by the Borrower on demand and such monies with interest at the rate of 5% above Finance House Base from time to time current shall be charged upon the Charged Property.

10. (a) The foregoing provisions shall take effect by way of variation and extension of sections 101 and 104 to 109 inclusive of the Law of Property Act 1925 and the provisions of such sections and the powers conferred on a mortgagee or receiver by such sections as so varied and extended shall apply to and be exercisable by any such receiver as aforesaid as far as possible.

     (b) LB may appropriate any payment made by the Borrower to any sum due to LB or to any subsidiary from time to time of LB from the Borrower whether under these terms or not and whether the Borrower purports to appropriate payments to any particular sum or not.

11. Any demand or notice required or authorized by this Charge or by statute to be given to or to be served on the Borrower shall be in writing and shall be sufficiently served if it is served in any manner in which a notice may be served on a mortgagor under section 196 of the Law of Property Act 1925 or if it is sent by ordinary pre-paid post addressed to the Borrower at his or their last known address and a notice so served shall be deemed to have been served on the day following that on which the letter containing such notice shall have been posted.

12. A demand or notice by a Director or official of LB as to the money and liabilities for the time being due or incurred by LB to the Borrower and secured hereby shall be conclusive evidence against the Borrower (save in the case of manifest error) in any legal proceedings in respect thereof.


13.  In this charge where the context so admits:-

     (a) :the Borrower" includes the persons deriving title under him or them and if more than one person is stated to be the Borrower then "the Borrower" shall include reference to all such persons and the persons deriving title under them or any of them.

     (b)  "LB" includes its assigns and persons deriving title under it.

     (c) Words importing the masculine gender only include the feminine and words Importing the singular only include the plural and vice versa.

     (d) If more than one person is stated to be the Borrower then the agreements and covenants herein of the Borrower shall be joint and several.

14. The charges hereby created is in addition to any other security or securities now or hereafter held by LB and where this charge initially takes effect as a collateral or further security then notwithstanding any receipt release or discharge endorsed on or given in respect of the money and liabilities owing under the principal security to which this charge operates as a collateral or further security this charge shall in respect of any money which was originally intended to be secured be an independent security for any such money.

15. The Borrower hereby agrees that if a monthly insurance premium for Business Security Cover Insurance is shown in the First Schedule hereto then:


     (a) The Borrower will pay LB for a period coinciding with the period for repayment of the Principal Amount as specified in the First Schedule hereto the said monthly premiums on the same dates as are specified in the First Schedule for repayment of the Principal Amount;

     (b)  LB will collect the monthly premiums on behalf of the insurer;

     (c) The Borrower acknowledges that he has applied for such Insurance and has received details of the cover and the limitations thereof;

     (d) LB will be entitled to supply to the insurer any information concerning the Borrower for which the insurer may ask and LB us authorized to approach any person to obtain that information;

     (e) If moneys become payable by the insurer LB will be entitled to receive these from the insurer and will be entitled to apply the same in or towards satisfaction of all moneys hereby secured;

     (f) If the Principal Amount and interest thereon and all other moneys secured by this Charge are paid by the Borrower to LB at any time prior to expiry of the period for repayment thereof specified in the said First Schedule the Borrower will be entitled to terminate the insurance cover by paying to LB a sum equal to two monthly premiums together with any arrears of monthly premiums due.

THE FIRST SCHEDULE  before referred to
                          (Loan and Repayment Details)
                          ----------------------------



Fixed Rate


Principal Amount                                        (pound)500,000.00
Optional Business Security Cover monthly premium:       (pound)


--------------------------------------------------------------------------------

The Principal Amount together with interest amounting to (pound)87,500.20 is repayable by 60 instalments of (pound)9,791.67 per month commencing on the 1 June 1999 and the Borrower will pay a documentation fee of (pound)60.00 to LB on the date on which the last of the monthly instalments is due. If the Borrower does not pay any instalment on the due date the Borrower shall pay late payment interest on the unpaid sum at the rate of 15% per annum (" the Interest Rate")

                 The Second Schedule hereinbefore referred to
                             The Charged Property
                             --------------------

         ----------------------------------------------------
          Description of Goods
         ----------------------------------------------------
          Arcotronics AVE 233                    PM233115C
         ----------------------------------------------------
          Arcotronics AVE 189                    PM037/C
         ----------------------------------------------------
          Arcotronics AVE 263B                   263M274C
         ----------------------------------------------------
          Arcotronics AVE 263D                   PM263 718D
         ----------------------------------------------------
          Arcotronics AVE 263C                   PM263 721A
         ----------------------------------------------------
          Arcotronics AVE 263D                   263M 274D
         ----------------------------------------------------
          Arcotronics AVE 263B                   263M231C
         ----------------------------------------------------
          Baron Impregnation System
         ----------------------------------------------------


TOGETHER WITH all other plant and machinery, fittings and equipment (not being the Company's stock in trade or work in progress) now or at any time hereafter belonging to the Company or in which the Company is legally, beneficially or otherwise interested, wherever situated and whether or not affixed to any freehold or leasehold property of the Company.

                              THE COMMON SEAL of
                              BHC AEROVOX LIMITED
                            was hereunto affixed in
                               the presence of:



                                   Director


                                   Secretary


                              SIGNED as a Deed by
                              BHC AEROVOX LIMITED
                          acting by either a Director
                           and its Secretary or two
                                   Directors


Signed  ------------------   ----------------------   --------------------------
                               Director               Secretary/Director


Name in block
              ------------------------------     --------------------------
capitals

                                  CERTIFICATE
                                  -----------

I hereby certify that the Directors of BHC AEROVOX LIMITED ("the Borrower") resolved that the Borrower enter into and execute a Fixed Charge over goods and equipment in favour of Lloyds Bowmaker Limited as security for all monies due and payable from time to time to Lloyds Bowmaker Limited.





Dated                 19




--------------------------------
                    Director

The Directors
BHC Aerovox Limited
20-21 Cumberland Drive
Granby Industrial Estate
Weymouth
Dorset DT4 9TE



Your Ref:                           Our Ref:                      14 April, 1999

Dear Sirs,

OVERDRAFT FACILITY AND OTHER FACILITIES

   We Lloyds Bank Plc. (the "Bank"), are pleased to offer to BHC Aerovox Limited an overdraft facility on currency account number 11283596, 86018991, 2474528 and/or your sterling account number 2471758 on the following terms and conditions.

Amount

The maximum aggregate amount outstanding at any facility at any one time (calculated on the basis of cleared funds) shall not exceed (pound)2,500,000. For the purpose of determining whether the total amount owing is at any particular time within or in excess of this limit, amounts owing in a currency other than sterling shall be notionally converted into sterling on the basis of the Bank's exchange rate for buying that currency with sterling at that time.

Availability

Any amounts from time to time owing under the facility are repayable on demand but it is the Bank's present intention to make the facility available until 29 February 2000. All monies from time to time owing to the Bank under this facility shall be repaid no later than this date owing at any time may include interest, costs or charges debited to the account in accordance with the terms of this letter.

The Bank shall have the right at the time of making demand or at any time thereafter to convert all amounts then due and payable in a currency other than sterling into sterling at the Bank's exchange rate for selling that currency against sterling at that time. The Bank shall as soon as possible after such conversion advise you of the sterling amount then owing.

Interest
--------

Interest is calculated in the cleared daily balance of each account and will be payable on amounts owing up to the aforesaid limit at 1.5% per annum over the Bank's Base Rate from time to time (currently 6.75% per annum in total) in the case of amounts owing in sterling and at 1.5% per annum over the Bank's relevant short term offered rate from time to time in the case of amounts owing in any other currency.

Amounts owing in excess of the agreed limit will be deemed to be amounts owing in sterling and interest will be payable thereon at Lloyds Bank Unauthorized Overdraft Rate (presently 2% per month, Equivalent Annual Rate 24%). If there are no amounts owing in sterling, or the amounts are less than the excess, or, as the case may be, on the amount by which the excess exceeds the overdrawn balance of the sterling account on such currency account or accounts as the Bank shall determine at the Bank's unauthorized currency borrowing rate from time to time (currently 12% per annum over the Bank's relevant short term offered rates).

Interest will be debited to the relevant account monthly in arrears (normally on the 20th of each month or on the next working day) and additionally on the date upon which the facility ceases to be available.

The Bank's Base Rate and Unauthorized Overdraft Rate may be varied (either up or down) by the Bank at any time and notices of changes will be displayed in the branch of the Bank where your account is held. The Bank's short term offered rate for each currency may vary from day to day and upon request the Bank will advise you of the rates then applicable. Interest will be calculated on the basis of the actual number of days elapsed and a 360 day year or a 365 day year as is in the Bank's reasonable opinion the usual market practice for the relevant currency.

Costs and Charges

Charges will be payable on the sterling account as follows:

Free for the first three months and thereafter transaction charges will be payable on the account monthly in accordance with the itemised Business Tariff detailed on the enclosed fact sheet.

In addition, further charges will be payable for other services provided, as shown in the enclosed tariff leaflet.

These charges will be debited to the account and may be varied by the Bank at any time and notice of changes will be advised to you.

All costs and expenses incurred by the Bank in creating, preserving or enforcing the security referred to below in excess of the security fee shall be debited to the account under advice to you.

Security

It is a condition of the facility and of the other facilities referred to below that amounts owing shall be secured by the following.

Any security which is not already in place is to be provided to the Bank in a form acceptable to the Bank.

     a.   An unlimited debenture from you.
     b. A first legal charge over 20-21 Cumberland Drive, Granby Industrial Estate, Weymouth, Dorset.

Financial Information

Whilst the facility and/or any of the other Facilities remain available you should provide to the Bank copies of any financial information that the Bank may from time to time reasonably request, including:

          (a). Your audited annual accounts and
          (b). Your monthly management accounts,

  As soon as possible after the end of the period to which they relate which shall not be later than 150 days in respect of your annual accounts or 30 days in respect of your management accounts from the end of each relevant period.

Other Facilities

In addition to the overdraft facility we are pleased to offer to you the facilities numbered 1 to 2 on the attached Schedule. These additional facilities will be available upon such terms and conditions as shall from time to time be specified by the Bank and may be cancelled by the Bank at any time, but it is the Bank's present intention to keep these facilities in place for the period of availability of the overdraft facility. Your liability in respect of any utilisation of these facilities may, however, extend beyond such period of availability.

Amounts outstanding in connection with the facility numbered 1 on the attached Schedule may be in sterling or in any other currency. For the purpose of determining whether there is sufficient availability within the specified limit for any particular utilisation, amounts outstanding in a currency other than sterling shall be notionally converted into sterling on the date of the proposed utilisation on the basis of the Bank's exchange rate for buying the relevant currency with sterling at that time.

Charges relating to these facilities will be as set out in the enclosed tariff leaflet or as agreed from time to time.

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

The Bank may debit any amount owing in connection with these additional facilities to the Company's current account with the Bank whether or not that would cause the account to become overdrawn or the agreed overdraft limit on the account to be breached.

Period of Offer

Please confirm your acceptance of the facilities offered by returning the attached duplicate of this letter with the acknowledgement signed in accordance with the Bank mandate currently held by the Bank. If such confirmation is not received by this office within one month of the date of this letter the offer will lapse.

Yours faithfully,
For and on behalf of Lloyds Bank Plc.


Neil Cullum
Senior Manager

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

We hereby acknowledge and accept the terms of your offer dated 14 April, 1999 of which this is a duplicate and agree all the terms and conditions therein contained


For and on behalf of BHC Aerovox Limited

Signed by:        Graham Yates
                  22/4/99

Signed by:        Julian Boardman
                  22/4/99


This document creates legal obligations. Before signing you may wish to take independent advice.

To be signed in accordance with the account mandate held by the Bank.

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

SCHEDULE OF OTHER FACILITIES
----------------------------

The following additional facilities are available to you:

1.   A foreign exchange facility of (pound)200,000 for spot and forward exchange
     ------------------
       contract of up to 12 months. You may enter into foreign exchange contracts with the Bank provided that the aggregate of (a) 10% of the value of contracts with a maturity date of 6 months or less from the contract date, [and] (b) 15% of the value of contracts with a maturity date of 12 months or less (but of more than 6 months) from the contract date, [and (c) 20% of the value of contracts with a maturity date of more than 12 months from the contract date] outstanding at any time does not exceed the limit detailed above.

2.   An indemnity line of (pound)200,000 to cover bonds, indemnities and
     -----------------------------------
       guarantees ("BIGs") issued by the Bank or its correspondents on your behalf. The total value of all BIGs that may be outstanding at any one time may not exceed the limit detailed above. You should note that the total liability of the Bank under certain custom and excise guarantees is twice the amount quoted on the guarantee.

The Bank shall be under no obligation to issue any BIG unless the terms of the BIG and the expiry date of the BIG (or means by which the Bank can terminate its liability) are acceptable to the Bank. The Bank is to be indemnified to its complete satisfaction for its liability in connection with each BIG issued.

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